Exhibit 21.1
Bloom Energy Corporation
Subsidiaries*
Name of Subsidiary                                Jurisdiction
Clean Technologies III, LLC                            Delaware

2012 V PPA HoldCo, LLC                            Delaware
2012 ESA Project Company, LLC                        Delaware
Clean Technologies 2014, LLC                            Delaware
2014 ESA HoldCo, LLC                            Delaware
2014 ESA Project Company, LLC                        Delaware
Clean Technologies 2015, LLC                            Delaware
2015 ESA HoldCo, LLC                            Delaware
2015 ESA Project Company, LLC                        Delaware
BE Development, Inc.                                Delaware
Bloom Energy (India) Pvt. Ltd.                            India

*Pursuant to Item 601(b)(21)(ii) of Regulation S-K, the names of other subsidiaries of Bloom Energy Corporation are omitted because, considered in the aggregate, they would not constitute a significant subsidiary as of the end of the year covered by this Annual Report on Form 10-K.